EXHIBIT 11.1
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
                                               Accom, Inc.
                              Statement Re Computation Of Net Loss Per Share
                                  (in thousands, except per share data)
                                                                                     Fiscal Years Ended
                                                                                     ------------------
                                                                                        September 30,
                                                                                     ------------------
                                                                              1997          1996          1995
                                                                              ----          ----          ----
Historical (reported):

    Shares used in computation of net loss per share:
       Weighted average common stock outstanding                               6,587         6,439         2,364
       Net effect of dilutive stock options assumed exercised                      -             -             -
       Shares related to SAB Nos. 55, 64 and 83:
            Stock Options (1)                                                                                140
            Series B preferred stock, if-converted                                                           312
                                                                          ------------------------------------------
                                                                               6,587         6,439         2,816
                                                                          ==========================================

    Net loss                                                                 ($4,490)        ($916)     ($10,840)
                                                                          ==========================================

    Historical (reported) net loss per share                                  ($0.68)       ($0.14)       ($3.85)
                                                                          ==========================================


Pro forma:

    Shares used in computation of net loss per share:
       Weighted average common stock outstanding
       Net effect of stock options assumed exercised                                                       2,364
       Shares related to SAB Nos. 55, 64 and 83:                                                           1,578
            Stock Options                                                                                    140
            Series B preferred stock, if-converted                                                           312
                                                                                                      --------------
                                                                                                           4,394
                                                                                                      ==============

    Net loss                                                                                            ($10,840)
                                                                                                      ==============

    Pro forma net loss per share                                                                          ($2.47)
                                                                                                      ==============